UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On December 10, 2021, Albemarle Corporation (the “Company”) and Albemarle New Holding GmbH (“ANH”) entered into a second amendment and restatement agreement (the “A&R Agreement”) to that certain Syndicated Facility Agreement, dated as of August 14, 2019, as previously amended and restated on December 15, 2020 (the “Existing Credit Facility”), among the Company, ANH, the several banks and other financial institutions as may from time to time become parties thereto (collectively, the “Lenders”), JPMorgan Chase Bank N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A. and BofA Securities, Inc., as joint lead arrangers.

The primary purposes of the A&R Agreement were to (a) terminate the Tranche 2 Commitments (as defined in the Existing Credit Facility) under the Existing Credit Facility, (b) establish a delayed draw term loan facility in an aggregate principal amount of up to Seven Hundred Fifty Million Dollars ($750,000,000) (the “New Term Facility”), (c) provide for the transition to a new interest rate benchmark when the London inter-bank Offered Rate (“LIBOR”) for deposits in U.S. dollars ceases to be available, and (d) remove ANH as a borrower under the Existing Credit Facility.

The New Term Facility permits up to four borrowings by the Company in an aggregate amount equal to Seven Hundred Fifty Million Dollars ($750,000,000), denominated in U.S. dollars, for general corporate purposes. The Lenders’ commitment to provide loans under the New Term Facility terminates on December 9, 2022, with each such loan maturing 364 days after the funding of such loan. The Company can request that the maturity date of loans under the New Term Facility be extended for an additional period of up to four additional years, but any such extension is subject to the approval of the Lenders.

At the option of the Company, the borrowings under the New Term Facility bear interest at variable rates based on either the base rate or LIBOR for deposits in U.S. dollars, in each case plus an applicable margin which ranges from 0.000% to 0.375% for base rate borrowings or 0.875% to 1.375% for LIBOR borrowings, depending on the Company’s credit rating from Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., and Fitch Ratings, Inc. As of the closing of the A&R Agreement, the applicable margin over LIBOR was 1.125%.

This description of the A&R Agreement is not complete and is qualified in its entirety by reference to the entire A&R Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the period ending December 31, 2021.

In addition, on December 10, 2021, the Company and Albemarle Europe Srl, as borrowers, entered into an amendment (the “Amendment”) to that certain Credit Agreement, dated as of June 21, 2018, as amended, restated, supplemented, or modified from time to time, among the Company, Albemarle Europe Srl, the several banks and other financial institutions from time-to-time parties thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender. The primary purposes of the Amendment were to (a) provide for the transition to a new interest rate benchmark when LIBOR for U.S. dollar borrowings ceases to be available, and (b) replace LIBOR for deposits in British Pounds Sterling, Japanese Yen, and Euros with a new interest rate benchmark for each such currency.

This description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the period ending December 31, 2021.

Section 2 – Financial Information

Item 2.03.    Other Events.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date:	December 15, 2021	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and General Counsel